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                                                                     EXHIBIT 5.1
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             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                            November 13, 2000


Exelon Corporation
10 South Dearborn Street
37th Floor
Chicago, IL 60690-3005

     Re:  Exelon Corporation Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have served as special counsel to Exelon Corporation, a Pennsylvania corporation (the "Company"), in connection with the Company's offering of up to 18,290,000 shares (the "Shares") of common stock, no par value per share, of the Company ("Common Stock") under the employee benefit plans (the "Plans") covered by the above-referenced Registration Statement and all amendments thereto (the "Registration Statement"), filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     In connection with our representation of the Company in this matter, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement in the form in which it was transmitted to the Commission under the Act;

     2. The Amended and Restated Articles of Incorporation and by-laws of the Company;

     3. Resolutions adopted by the Board of Directors of the Company (the "Resolutions"); and

     4. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:
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Excelon Corporation
November 13, 2000
Page 2

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents
as executed and delivered.   Any Documents submitted to us as certified or
photostatic copies conform to the original documents. All signatures on all such Documents are genuine. There has been no subsequent oral or written modification of or amendment to any of the Documents, by action or omission of the parties or otherwise.

     5. The Shares issuable pursuant to the exercise of options or other rights to Shares (the "Rights") granted under the terms of the Plans will continue to be duly and validly authorized on the dates the Shares are issued pursuant to the Rights.

     6. Upon issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue.

     7. On the dates any Rights are exercised, the Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Company and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable against the Company in accordance with their terms.

     8. No change occurs after the date hereof in applicable law or the pertinent facts.

     9. The provisions of the applicable "blue sky" and other state securities laws have been complied with to the extent required.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion as of the date hereof that the Shares which are to be issued pursuant to the Plans have been duly and validly authorized and, upon the issuance of the
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Excelon Corporation
November 13, 2000
Page 3

Shares in accordance with the Plans and the payment of any required consideration, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the Commonwealth of Pennsylvania and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.

                                      Very truly yours,



                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP